EXHIBIT 4.1

                            STARSIGHT TELECAST, INC.

                          1989 STOCK INCENTIVE PROGRAM

             Amended and Restated Effective as of October 11, 1993,
              Amended May 18, 1995 and Further Amended May 16, 1996


1. Purposes of the Program. The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and certain Outside Directors of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors who are not representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company.

   2.  Definitions. As used herein, the following definitions shall apply:

       (a) "Administrator" means the Board or any of its Committees as shall be administering the Program, in accordance with Section 4 of the Program.

       (b) "Board" shall mean the Board of Directors of the Company.

       (c) "Common Stock" shall mean the Common Stock of the Company.

       (d) "Company" shall mean StarSight Telecast, Inc., a
California corporation.

       (e) "Committee" shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Program.

       (f) "Consultant" shall mean any person who is engaged by the Company or any parent or subsidiary to render consulting services and is compensated for such consulting services and any director of the Company whether compensated for such services or not; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

       (g) "Continuous Status as an Employee, Consultant or Outside Director" shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

       (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

       (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       (j) "Incentive Stock Option" shall mean an Option intended to qualify as an Incentive Stock Option within the meaning of Section 422A of the Internal Revenue Code of 1986.

       (k) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

       (l) "Option" shall mean a stock option granted pursuant to the Program.

       (m) "Optioned Stock" shall mean the Common Stock subject to an Option.

       (n) "Optionee" shall mean an Employee, Consultant or Outside Director who receives an Option.

       (o) "Outside Director" shall mean a member of the Board of Directors of the Company who is not an Employee.

       (p) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Internal Revenue Code of 1986.

       (q) "Program" shall mean this 1989 Stock Incentive Program.

       (r) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Program.

       (s) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Internal Revenue Code of 1986.

    3. Stock Subject to the Program. Subject to the provisions of Section 10 of the Program, the maximum aggregate number of shares under the Program is 4,766,667 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

       If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Program shall have been terminated, become available for future grant under the Program. Notwithstanding the above, however, if Shares are issued upon exercise of an Option and later repurchased by the Company, such Shares shall not become available for future grant or sale under the Program.

    4. Administration of the Program.

       (a) Composition of Administrator.

           (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Program ("Rule 16b-3") and by the legal requirements relating to the administration of Incentive Stock Option plans, if any, of California corporate and securities laws and the Internal Revenue Code of 1986, as amended, (collectively, the "Applicable Laws"), the Program may (but need not) be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

           (ii) Administration With Respect to Directors and Officers Subject to
Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Program shall be administered by (A) the Board, if the Board may administer the Program in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (b) a committee designated by the Board to administer the Program, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Program, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

           (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Program shall be administered by (A) the Board or
(B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Program, all to the extent permitted by Applicable Laws.

       (b) Powers of the Administrator. Subject to the provisions of the Program, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Program, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7 of the Program; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option (except with respect to automatic Option grants made to certain Outside Directors); (v) to interpret the Program; (vi) to prescribe, amend and rescind rules and regulations relating to the Program; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Administrator; and (x) to make all other determinations deemed necessary or advisable for the administration of the Program.

       (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Program.

    5. Eligibility.

       (a) Options may be granted  only to  Employees,  Consultants  and Outside
Directors, provided that (i) Incentive Stock Options only be granted to Employees and (ii) Options may only be granted to Outside Directors in accordance with the provisions of Section 8(b)(ii) hereof. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

       (b) To the extent that the aggregate fair market value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans or programs of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

       (c) The Program shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

       (d) The  following  limitations  shall  apply to  grants  of  Options  to
Employees:

           (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 150,000 Shares, provided that, a newly-hired Chief Executive Officer may in addition receive a one-time grant for the of up to 800,000 Shares upon acceptance of employment with the Company.

           (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 65,000 Shares which shall not count against the limit set forth in subsection (i) above.

           (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 10.

           (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 10), the canceled Option will be counted against the limit set forth in

Section (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

           (v) The foregoing limitations set forth in this Section 5(d) are intended to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" (within the meaning of Section 162(k) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.

    6. Term of Program. The Program shall become effective upon the earlier to occur of its adoption by the Board of Direc tors or its approval by vote of the shareholders of the Company as described in Section 16 of the Program. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 12 of the Program.

    7. Exercise Price and Consideration of Shares.

       (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but in no event shall it be (i) less than 85% of the fair market value per Share on the date of grant and (ii) in the case of an Incentive Stock Option not less than 100% of the fair market value per Share on the dates of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

       (b) The fair market value shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

       (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of:

           (i)   cash,

           (ii)  check,

           (iii) promissory note,

           (iv) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and
(ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or

           (v) any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law.

       In making its determination as to the type of consider ation to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).

    8. Options.

       (a) Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five
(5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement.

       (b) Exercise of Option.

           (i) Procedure for Exercise; Rights as a Share holder. Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 8(b)(ii) below, shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program; provided, however, that the vesting schedule shall provide for the exercise of at least 20% of the shares each year over five years.

           An Option may not be exercised for a fraction of a Share.

           An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(c) of the Program. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

           Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be avail able, both for purposes of the Program and for sale under the Option, by the number of Shares as to which the Option is exercised.

           (ii) Automatic Option Grants to Certain Outside Directors. The provisions set forth in this Section 8(b)(ii) shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Program shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

             (A) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

             (B) On the date on which the Company's registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission, each person who is then an Outside Director will automatically receive an Option to purchase 10,000 Shares immediately following such declaration of effectiveness.

             (C) Subsequently, on the date of and immediately following each annual meeting of the Company's shareholders (beginning with the 1993 Annual Meeting of Shareholders), each person who is then an Outside Director will automatically receive an Option to purchase 10,000 Shares.

             (D) Each new Outside Director who becomes a new Outside Director within six months after an annual meeting of the Company's shareholders will automatically receive an Option to purchase 10,000 Shares upon the date on which such person becomes an Outside Director.

             (E) The terms of an Option granted pursuant to this Section 8(b)(ii) shall be as follows:

                 (1)  the term of the Option shall be five (5) years;

                 (2) except as provided in Sections 8(b)(iii), 8(b)(iv) and 8(b)(v) of this Program, the Option shall be exercisable only while the Outside Director remains a director;

                 (3) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option, provided that, with respect to the Options granted on the date on which the Company's registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission, the fair market value of the Common Stock shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

                 (4) the Option shall become exercisable in installments cumulatively with respect to 1/12th of the Optioned Stock per month after the date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable one year after the date of grant; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Program.

           (iii) Termination of Status as an Employee, Consultant or Outside Director. Unless otherwise set forth in the Option Agreement, if an Employee, Consultant or Outside Director ceases to serve as an Employee, Consultant or Outside Director (including termination by reason of his retirement), he may, but only within three (3) months after the date he ceases to be an Employee, Consultant or Outside Director of the Company (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination; provided, however, that if such exercise of the Option would result in liability for the Employee, Consultant or Outside Director under Section 16(b) of the Exchange Act, then such three (3) month period shall be extended until the tenth (10th) day following the last date upon which the Employee, Consultant or Outside Director has any liability under
Section 16(b). To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

           (iv)  Disability  of  Optionee.  Notwithstanding  the  provisions  of
Section 8(b)(iii) above and unless otherwise set forth in the Option Agreement, in the event an Employee, Consultant or Outside Director is unable to continue his employment with or to perform services for the benefit of the Company as a result of his total and permanent disability (as defined in Section 105(d)(4) of the Internal Revenue Code), he may, but only within one (1) year from the date of disability (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he
                                      -10-
was not entitled to exercise the Option at the date of disability, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

           (v) Death of Optionee. Unless otherwise set forth in the Option Agreement, in the event of the death of an Optionee:

               (A) during the term of the Option who is at the time of his death an Employee, Consultant or Outside Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he was entitled to exercise it at the date of death; or

               (B) within three (3) months after the termi nation of Continuous Status as an Employee, Consultant or Outside Director for any reason other than for cause or a voluntary termination initiated by the Optionee, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

    9. Non-Transferability of Options. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or dis tribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    10. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Options have yet been granted or which have been returned to the Program upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such out standing Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock result ing from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securi ties convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

       In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such suc cessor corporation. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exer cise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

    11. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the deter mination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

   12. Amendment and Termination of the Program.

       (a) Amendment and Termination. The Board may amend or terminate the Program from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 16 of the
Program:

           (i) any increase in the number of Shares subject to the Program, other than in connection with an adjustment under Section 10 of the Program;

           (ii) any change in the designation of the class of Employees, Consultants or Outside Directors eligible to be granted Options; or

           (iii) any material increase in the benefits accruing to individuals subject to Section 16 of the Exchange Act under the Program.

       (b) Effect of Amendment or Termination. Any such amend ment or termination of the Program shall not affect Options already granted and such Options shall remain in full force and effect as if this Program had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

    13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       As a condition to the exercise of an Option, the Company may require the person exercising such Option or making such purchase to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

   14. Reservation of Shares. The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Program.

       Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   15.  Option  Agreements.  Options  shall  be evidenced by an Incentive  Stock
Option Agreement, in the form attached hereto as Exhibit A, and by a Nonstatutory Stock Option Agreement, in the form attached hereto as Exhibit B. Such agreements shall be subject to amendment from time to time as shall be determined by the Administrator.

   16. Shareholder Approval.

       (a) Continuance of the Program shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Program is adopted.

       (b) Any required approval of the shareholders of the Company obtained shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

       (c) If any required approval by the shareholders of the Program itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 16(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first regis tration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

           (i) furnish in writing to the holders entitled to vote for the Program substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Program or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

           (ii) file with, or mail for filing to, the Securi ties and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

    17.  Information  to Optionees.  The Company shall provide all Optionee with
the  same  audited  financial   statements  and  other   information   generally
distributed to the shareholders of the Company.